Exhibit 10.1

[FORM OF DIRECTORS’ RSU AWARD AGREEMENT]

RESTRICTED STOCK UNITS AWARD AGREEMENT

ON SEMICONDUCTOR

2000 STOCK INCENTIVE PLAN

ON Semiconductor Corporation, a Delaware Corporation, (“Company”) hereby grants to «Name» (“Grantee”), a Participant in the ON Semiconductor Corporation (formerly known as SCG Holding Corporation) 2000 Stock Incentive Plan (“Plan”), as amended, a Restricted Stock Units Award (“Award”) for Units (“Units”) representing shares of the Company’s Common Stock (“Stock”). The grant is made effective as of the          day of                     , 20     (“Grant Date”). Although designated as a “Restricted Stock Unit Award,” this Award is granted under the Performance Share Award portion of the Plan.

Capitalized terms used in this Restricted Stock Units Award Agreement (“Agreement”) and not otherwise defined have the meanings set forth in the Plan.

1. Grant of Units. Grantee is hereby granted a Restricted Stock Units Award for                      Units, representing the right to receive the same number of shares of the Company’s Common Stock, subject to the terms and conditions in this Agreement. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2. Vesting of Units.

(a) The Units will vest in accordance with the following schedule:

•	33 1/3% of the Units will vest on the first anniversary of the Grant Date;

•	66 2/3% of the Units will vest on the second anniversary of the Grant Date; and

•	100% of the Units will vest on the third anniversary of the Grant Date.

3. Termination of Services. If the Grantee ceases to perform services as a member of the Board of Directors of the Company for any reason, any Units that are not vested under the schedule in 2 above will be canceled and forfeited as of the date of termination of service.

4. Time and Form of Payment. Subject to the provisions of the Agreement and the Plan, as the number of Units vest under 2 above, the Committee will deliver to the Grantee the same number of whole shares of Stock, rounded up or down.

5. Nontransferability. The Units granted by this Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided under Section 13.5 of the Plan.

6. Adjustments. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Agreement the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all as set forth in Section 14 of the Plan.

7. Delivery of Shares. No shares of Stock shall be delivered under this Agreement until (i) the Units vest in accordance with the schedule set forth in 2 above; (ii) approval of any governmental authority required in connection with the Agreement, or the issuance of shares thereunder, has been received by the Company; and (iii) if required by the Board, the Grantee has delivered to the Board an Investment Letter in form and content satisfactory to the Company as described in 8 below.

8. Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to the vesting of Units if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Board may require that the Grantee, prior to the issuance of any such shares pursuant to vesting of Units, sign and deliver to the Company a written statement (“Investment Letter”) (i) stating that the Grantee is receiving the shares for investment and not with a view to the sale or distribution thereof; (ii) stating that the Grantee will not sell any shares received upon vesting of Units or any other shares of the Company that the Grantee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Board in its sole discretion.

9. Voting Rights. The Grantee will have no voting rights with respect to nonvested Units until the Units become vested and the Company issues shares of Common Stock to the Grantee.

10. Copy of Plan. By the execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan.

11. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Board in accordance with the terms of and as provided in the Plan. The Board shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12. Continuation of Services. This Agreement shall not be construed to confer upon the Grantee any right to continue providing services as a director and shall not limit the right of the Company, in its sole discretion, to terminate the services of the Grantee at any time.

13. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

14. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Grantee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Grantee has signed this Agreement as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By

Grantee

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